Exhibit 11
                        Exolon-ESK Company and Subsidiaries
                         Computation of Earnings Per Share
                       (In Thousands, Except Per Share Data)


                                           Three Months     Nine Months
                                              Ended            Ended
                                          September 30,    September 30,

                                           1996    1995    1996    1995
                                          ______  ______  ______  ______
           Net earnings                   $1,074  $1,175  $4,087  $2,365

           Less Preferred Stock
           Dividends:

                Series A                     (5)     (6)    (16)    (16)
                Series B                     (5)     (6)    (16)    (16)
                                           _____   _____   _____   _____

           Undistributed earnings         $1,064  $1,163  $4,055  $2,333
           Net earnings attributable
             to:

                Common Stock (50.0%)         532   581.5 2,027.5 1,166.5

                Class A Common Stock         532   581.5 2,027.5 1,166.5
                 (50.0%)                  ______  ______ _______ _______
                                          $1,064  $1,163  $4,055  $2,333
                                          ______  ______ _______ _______

           Net earnings per share of
           Common Stock:

                Primary                    $1.10   $1.21   $4.21   $2.42

                Fully Diluted              $1.09   $1.17   $4.06   $2.35

           Net earnings per share of
             Class A Common Stock:

                Primary                    $1.04   $1.13   $3.95   $2.28

                Fully Diluted              $1.02   $1.10   $3.82   $2.21

           Weighted Average Shares
            Outstanding:
                Primary:

                Common Stock             482,000 482,000 482,000 482,000

                Class A Common Stock     513,000 513,000 513,000 513,000

                Fully Diluted:

                Common Stock             504,000 504,000 504,000 504,000

                Class A Common Stock     535,000 535,000 535,000 535,000